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                                                                    Exhibit 10.1


                                   Lease Agreement

     THIS INSTRUMENT IS A LEASE, dated as of September 18, 1998, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a building (the "Building") known as 4 Batterymarch Park located in Batterymarch Park, Quincy, MA. The parties to this instrument hereby agree with each other as follows:


                                      ARTICLE I
                                BASIC LEASE PROVISIONS

1.1    INTRODUCTION

       The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

1.2    BASIC DATA

       LANDLORD:    National Fire Protection Association (NFPA)

       LANDLORD'S ORIGINAL ADDRESS:  One Batterymarch Park, Quincy, MA 02269
       Attention:  James M. Shannon

       TENANT:      DM Management Company, a Delaware corporation

       TENANT'S ORIGINAL ADDRESS:

          PRIOR TO THE COMMENCEMENT DATE: 25 Recreation Park Drive, Suite 200, Hingham, MA 02043 Attention: Chief Executive Officer

          FROM AND AFTER THE COMMENCEMENT DATE: the Premises

       BUILDING:    An approximately 154,000 square foot five (5) story building to be constructed by Landlord at 4 Batterymarch Park, Quincy, MA.

       BASIC RENT:  Years 1 and 2 of the Term: $26.50 per square foot of the
                    Premises Rentable Area per annum
                    Years 3 and 4 of the Term: $27.50 per square foot of the Premises Rentable Area per annum
                    Years 5, 6 and 7 of the Term: $28.50 per square foot of the Premises Rentable Area per annum


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                    Years 8, 9 and 10 of the Term: $29.50 per square foot of the
                    Premises Rentable Area per annum

       Basic Rent may be adjusted and/or abated pursuant to Sections 2.3, 3.2 and 12.1.

       PREMISES RENTABLE AREA: Approximately 60,500 square feet (subject to adjustment pursuant to Section 2.3) located on the fourth and fifth floors of the Building as measured in accordance with the Measurement Method.

       PERMITTED USES: General office uses including the utilization of one residential size washing machine and clothes dryer.

       ESCALATION FACTOR: as computed in accordance with the Escalation Factor Computation.

       PLAN APPROVAL DATE: December 1, 1998

       SCHEDULED COMPLETION DATE: September 1, 1999

       INITIAL TERM: Ten (10) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the tenth (10th) anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month in which such anniversary shall fall.

       SECURITY DEPOSIT: $1,300,000, such amount to be decreased by $200,000 on each anniversary of the Commencement Date provided that (i) no Default of Tenant exists at that time and (ii) Tenant maintains net profits equal to or greater than $6,500,000 for the year preceding the year in which the reduction is sought (and provides to Landlord reasonable evidence of the same). Notwithstanding the foregoing, at no point during the Term shall the Security Deposit be decreased to less than $400,000.

       BASE OPERATING EXPENSES: Base Operating Expenses shall be the actual Operating Expenses for the Property for calendar year 2000 (provided that, if during any portion of calendar year 2000, less than 95% of the Building Rentable Area was occupied by tenants or if the Building was in operation for only a portion of such year, actual operating expenses incurred shall be reasonably extrapolated by Landlord to the estimated operational expenses that would have been incurred if the Building were in operation for the entire year and 95% occupied for such year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Base Operating Expenses.


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       BASE TAXES: Base Taxes shall be the actual Taxes for the Property for the period July 1, 1999 through June 30, 2000 (provided that if the assessment for such period does not reflect the assessment for the completed improvements, Base Taxes shall be appropriately adjusted when the completed improvements have been fully assessed)

       PUBLIC LIABILITY INSURANCE: $500,000 per occurrence (combined single limit) for property damage, personal injury or death.

1.3    ADDITIONAL DEFINITIONS

       BUILDING RENTABLE AREA: Approximately 154,000 square feet measured in accordance with the Measurement Method.

       BUSINESS DAYS: All days except Sunday, New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

       COMMENCEMENT DATE:  As defined in Section 4.1.

       DEFAULT OF TENANT:  As defined in Section 13.1.

       ESCALATION CHARGES:  The amounts prescribed in Sections 8.1 and 9.2.

       ESCALATION FACTOR COMPUTATION: Premises Rentable Area divided by 95% of Building Rentable Area.

       LANDLORD'S WORK:  As defined in Section 4.2.

       MEASUREMENT METHOD: "Standard Method of Floor Measurement for Office Buildings," effective April 16, 1968, approved by the Real Estate Board of New York, Inc. Without limitation, such computation includes common areas of the Building notwithstanding the fact that such common areas are not contained within the Premises.

       OPERATING EXPENSES:  As determined in accordance with Section 9.1.

       OPERATING YEAR:  As defined in Section 9.1.

       PREMISES: The portion of the Building as shown on Exhibit FP annexed hereto.

       PROPERTY: The Building and the land parcels on which it is located (including adjacent sidewalks).


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       TAX YEAR:  As defined in Section 8.1.

       TAXES:  As determined in accordance with Section 8.1.

       TENANT'S DELAY:  As defined in Section 4.2.

       TENANT'S PLANS:  As defined in Section 4.2.

       TENANT'S REMOVABLE PROPERTY:  As defined in Section 5.2.

       TERM OF THIS LEASE: The Initial Term and any extension thereof in accordance with the provisions hereof.

                                      ARTICLE II
                           PREMISES AND APPURTENANT RIGHTS

2.1    LEASE OF PREMISES

       Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2    APPURTENANT RIGHTS AND RESERVATIONS

       a. Tenant shall have, as appurtenant to the Premises, (i) the non-exclusive right to use, and permit its invitees to use, in common with others, public or common lobbies, hallways, stairways, and elevators and common walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used and (ii) 222 parking spaces on a non-exclusive, first-come, first-served basis, such spaces to be available in a surface level parking lot or above-ground structured parking facility provided, however, that Tenant shall be entitled to use in the parking garage located under the Building, on a designated basis, 20 parking spaces, five (5) of which shall be located closest to the Building's elevator. Landlord shall have no obligation, and Tenant shall have no right, to tow or otherwise remove vehicles of third parties who park in Tenant's designated spaces. With respect to parking spaces, Landlord reserves the right to institute a tag or sticker system to monitor compliance by Tenant and others of use of the parking spaces. The Premises shall be


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               designated a non-smoking area and Tenant will comply, and cause its employees and invitees to comply, with Building regulations regarding non-smoking areas.

       b. Excepted and excluded from the Premises are the ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant's use of the Premises) utility lines, pipes and the like, in, over and upon the Premises, provided that Landlord shall, if it is reasonably feasible, place such utility lines, pipes and the like behind the walls, above the ceilings and below the floor of the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls as may be installed by Tenant following completion of the initial improvements to afford access to any facilities above the ceiling or within or behind the walls of the Premises.

2.3    ADJUSTMENT TO PREMISES RENTABLE AREA

       a. Landlord shall, prior to the Commencement Date, obtain an exact measurement of the Premises in accordance with the Measurement Method. Such measurement shall be made by ADD, Inc. (or other architect or engineer acceptable to Landlord) at the cost and expense of Landlord.

       b. If the Premises Rentable Area as so measured is more or less than the Premises Rentable Area as set forth in Section 1.2:

               i. Basic Rent shall, retroactively to the Commencement Date, be recomputed by multiplying the Basic Rent set forth in
                    Section 1.2 by a fraction, the numerator of which shall be premises Rentable Area as determined by such measurement and the denominator of which shall be the Premises Rentable Area set forth in Section 1.2: and

               ii. The Escalation Factor shall be recomputed to be the percentage determined by dividing the Premises Rentable Area as determined by such measurement by 95% of Building Rentable Area.


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               Any payment due either party as a result of such recomputations shall, if due from Tenant, be paid within fifteen (15) days of such recomputation, or if due from Landlord, be credited against the first amounts of Basic Rent due after such recomputation.

       c. In the event of any adjustment pursuant to this Section, Landlord and Tenant shall promptly execute a written statement setting forth the recomputed Premises Rentable Area, Basic Rent and Escalation Factor.

                                     ARTICLE III
                                      BASIC RENT

3.1    BASIC RENT

       a. Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Article 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice. Until notice of some other designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to Landlord, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice.

       b. Basic Rent for any partial month shall be prorated on a daily basis, and if the Term of this Lease commences on a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be payable on the Commencement Date and shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the Commencement Date to the last day of the month in which such Commencement Date occurs plus the installment of Basic Rent for the succeeding calendar month. In addition to any charges pursuant to Section 14.18, Tenant shall pay a late charge equal to 5% of the amount of any Basic Rent payment not paid within five (5) days of the due date thereof.


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                                      ARTICLE IV
                                    TERM OF LEASE

4.1    COMMENCEMENT DATE

       The Commencement Date shall be the later to occur of:

       a.      The Scheduled Completion Date; or

       b. The day following the date on which the Premises are ready for occupancy as provided in Section 4.2.

       Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date as determined pursuant to the preceding sentence, such date of occupancy shall, for all purposes of this Lease, be the Commencement Date.

4.2    PREPARATION OF THE PREMISES

       a. Tenant is currently having schematic design drawings for the layout of the Premises ("Tenant's Initial Plans") prepared, which Initial Plans shall be consistent with the specifications set forth in EXHIBIT LW attached hereto and shall be submitted to Landlord for its approval, which approval shall not be unreasonably withheld. Any disapproval shall be accomplished by a specific statement of reasons therefor and Tenant shall promptly revise and resubmit such Initial Plans. Failure by Landlord to approve or disapprove any submission of Tenant's Initial Plans within ten (10) days after submission shall constitute disapproval thereof. If Tenant's Initial Plans shall not be approved within sixty (60) days of the Plan Approval Date, Landlord shall have the option to (i) terminate this Lease by giving notice thereof to Tenant at any time after such sixty (60) day period and thereupon this Lease shall cease and come to an end without further obligation or liability on the part of either party or (ii) treat each day following such sixty (60) day period as a Tenant's Delay in accordance with Section 4.2(e) hereof, provided that Landlord shall retain, during the period in which Tenant's Initial Plans have not been approved, the right to terminate this Lease as provided in clause (i) hereof.

               Upon receipt of notice of Landlord's approval of Tenant's Initial Plans, Tenant shall have sixty (60) days within which to deliver to Landlord for its approval, such approval not to be unreasonably conditioned, withheld or delayed, full construction drawings ("Tenant's Plans"), such


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               Plans to be consistent with Tenant's Initial Plans.  Any
               disapproval shall be accomplished by a specific statement of reasons therefor and Tenant shall promptly revise and resubmit such Plans. Failure by Landlord to approve or disapprove any submission of Tenant's Plans within ten (10) days after submission shall constitute disapproval thereof. If Tenant's Plans have not been approved by Landlord within sixty (60) days of Landlord's receipt thereof, Landlord shall have the option to
               (i) terminate this Lease by giving notice thereof to Tenant at any time after such sixty (60) day period and thereupon this Lease shall cease and come to an end without further obligation or liability on the part of either party or (ii) treat each day following such sixty (60) day period as a Tenant's Delay in accordance with Section 4.2(e) hereof, provided that Landlord shall retain, during the period in which Tenant's Plans have not been approved, the right to terminate this Lease as provided in clause (i) hereof.

       b. Following approval of Tenant's Plans (and execution of a work letter if requested by Landlord) Landlord shall exercise all reasonable efforts to complete the work specified therein ("Landlord's Work") necessary to prepare the Premises for Tenant's occupancy, but Tenant shall have no claim against Landlord for failure so to complete such Work except the right to terminate this Lease in accordance with paragraph (e) of this
               Section 4.2. Landlord shall perform the base building work set forth in EXHIBIT LW attached hereto at its sole cost and expense, and, in addition, provide Tenant with an allowance of $20.00 per square foot of Premises Rentable Area for the cost of Tenant's improvements in the Premises (the "Tenant Improvements Allowance"). To the extent that the requirements of Tenant's Plans exceed the Tenant Improvements Allowance, Tenant shall pay to Landlord the cost of such excess according to the following schedule: thirty-three percent (33%) at the commencement of Landlord's Work, thirty-three percent (33%) when Landlord's Work is fifty percent (50%) complete and the balance (the "Final Payment") when Landlord's Work has been completed with the exception of "punch list" items, all as determined by Landlord's architect. Notwithstanding the foregoing, Tenant may withhold from the Final Payment 150% of the amount determined by Landlord's architect as necessary to complete any "punch-list" items (the "Retainage"). The balance of the Retainage shall be paid to Landlord at such time as the "punch list" items have been completed, as determined by Landlord's architect. Any increase in the cost of Landlord's Work resulting from a change by Tenant in any of Tenant's Plans after Landlord's original approval thereof shall be paid to Landlord either 100% in advance or on such other schedule as Landlord may in its discretion determine, such determination to be made by Landlord at the


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               time of its approval of such changes to Tenant's Plans.  Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. Landlord shall, at its expense, procure a certificate of occupancy or an equivalent use or occupancy permit issued by the local building inspector in connection with its construction obligations hereunder.

       c. Landlord agrees and its agreement with its general contractor (the "General Contractor") shall provide that all subcontracts shall be bid to a minimum of three (3) qualified subcontractors to be selected by the General Contractor. The General Contractor shall make available for review by Tenant copies of all bids received with respect to a portion of the construction of Tenant's improvements to the Premises (the "Tenant Buildout") and Tenant shall, within three (3) days of its receipt thereof, notify the General Contractor if it has a preference with respect to any such contractor, provided, however, that Tenant shall have no right to require or prohibit the selection of any particular subcontractor. The General Contractor shall select the subcontractor submitting the lowest bid unless the General Contractor, in its sole discretion, elects not to select the low bidder because of a concern with respect to quality of work, cost of the work or the ability of such subcontractor to timely perform.

               With respect to changes requested by Tenant after initial approval of Tenant's Plans, the General Contractor shall solicit at least three bids and request that each subcontractor's bid include unit prices. Upon receipt of the bids, Tenant and its architect shall have the option of reviewing such bids for purposes of value engineering and suggesting changes to the General Contractor who shall communicate such suggestions to the subcontractors with a request that the subcontractor revise their
               bids.   Upon receipt of the revised bids, the General Contractor
               shall select the subcontractor submitting the lowest bid unless the General Contractor, in its sole discretion, elects not to select the low bidder because of a concern with respect to quality of work, cost of the work or the ability of such subcontractor to timely perform.

               Tenant's architect shall be permitted to attend regularly scheduled job meetings during the course of construction of the Tenant Buildout and shall be provided copies of the minutes of all job meetings relating to the Tenant Buildout, which minutes shall include information relating to the schedule of delivery of the Premises.

               With respect to its administration of the General Contractor's contract for the Tenant Buildout, Landlord's architect shall keep Tenant's


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               architect reasonably informed as to the progress of the work thereunder and shall permit Tenant's architect reasonable access to copies of applications for payment and requests for change orders (and any back-up documentation thereto), provided to it by the Contractor. Approval or disapproval of applications for payment, change orders and all other matters shall be in the discretion of Landlord's architect (as such discretion may otherwise be limited by the construction contract and Landlord's agreement with its architect) provided, however, that Landlord's architect shall take into consideration the recommendations of Tenant's architect in connection with such approvals or disapprovals.

       d. The Premises shall be deemed ready for occupancy on the first day as of which:

               i. Landlord's Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the Premises (i.e., so-called "punch list" items), and

               ii. Tenant has been given notice of the date that Landlord's Work was or will be completed, such notice to be given by Landlord to Tenant at least two (2) weeks' prior to the anticipated date of completion. The Premises shall be deemed ready for occupancy when either a temporary or permanent certificate of occupancy or an equivalent use or occupancy permit shall be issued by the building inspector within the municipality where the Building is being constructed. The determination as to whether the Premises are ready for occupancy shall be made by ADD, Inc. (or such other architect as may be selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld or delayed) and shall be conclusive and binding on Landlord and Tenant. Landlord shall complete as soon as conditions permit all "punch list" items and Tenant shall afford Landlord access to the Premises for such purposes. All telephone installation in the Premises shall be the responsibility of the Tenant. Failure or delay of such installation shall not delay the above completion date.

       e. If the Premises shall not be ready for occupancy within one hundred eighty (180) days following the Scheduled Completion Date (which period shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same for any cause beyond Landlord's reasonable control, including failure of


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               Tenant to obtain approval of Tenant's Plans by the Plan Approval
               Date or to execute a work letter if requested by Landlord, and any act or failure to act of Tenant which interferes with Landlord's construction shall extend such Date without limiting Landlord's other rights on account thereof), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire so to do within thirty (30) days after the expiration of such period; and, upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes Landlord's Work; and, subject to the following sentence, such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such Work within such time. If the Premises shall not be ready for occupancy within sixty (60) days following the Scheduled Completion Date (which period shall be extended automatically for periods of force majeure or Tenant's Delay (as defined below), and this Lease shall not have been terminated, Tenant shall receive a credit against Basic Rent next due for each day in excess of such sixty (60) day period that the Premises are not ready for occupancy.

               As used herein, the term "force majeure" shall mean a time extension equal to the aggregate of any delays when the party required to perform the respective obligation is prevented from doing so, despite the exercise of reasonable diligence, and such delay is caused by: (i) Acts of God, (ii) changes in government regulations, (iii) casualty, (iv) strike, lockouts or other such labor difficulties, (v) unusual weather conditions, including earthquakes and hurricanes, and other natural disasters, (vi) unusual scarcity of or inability to obtain supplies, parts or employees to furnish such services, (vii) failure of power,
               (viii) riots, wars, acts of public enemy or insurrections, (ix) fires, explosions or (x) other acts reasonably beyond such parties' control, but in no event shall the term include economic or financing difficulties.

       f. Landlord shall permit Tenant access to the Premises for the purpose of allowing Tenant or its contractors to install fixtures and wiring for data and telephone services when such access may be provided without material interference with the remaining Landlord Work provided that any such work to be performed by Tenant or its contractor's during such period shall (i) not interfere with the remaining Landlord Work, (ii) be coordinated with the remaining Landlord Work in such a manner as to maintain harmonious labor relations and not cause any work stoppage or damage to the Premises or the Building and (iii) not interfere with Building construction or operation. Tenant hereby


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               acknowledges that Landlord will be using union labor in
               connection with its Work in the Premises and the Building and Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements with Landlord.

       g. If a delay shall occur in the date the Premises are ready for occupancy pursuant to paragraph (d) as the result of any of the following (a "Tenant's Delay"):

               i. Any request by Tenant that Landlord delay in the commencement or completion of Landlord's Work for any reason;

               ii. Any change by Tenant in any of Tenant's Plans after original approval thereof by Landlord (including, without limitation, a change pursuant to Section 4(c) hereof);

               iii. Any other act or omission of Tenant or its officers, agents, servants or contractors;

               iv. Any reasonably necessary displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses i., ii., and iii. of this paragraph and the fitting of such Work back into such schedule; or

               v. Any act or omission of Tenant in violation of paragraph (e) above;

               then Tenant shall, from time to time, and within ten (10) days after demand therefor, pay the Landlord as an additional charge for each day of such delay equal to the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder had the Commencement Date occurred prior to such delay. Tenant also shall pay to Landlord within ten (10) days of invoice therefor, any additional costs incurred by Landlord in completing the work to the extent that such costs are reasonably attributable to Tenant's Delay.

       h. If, as a result of Tenant's Delay(s), Landlord's Work is delayed in the aggregate for more than ninety (90) days, Landlord may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to Tenant and thereupon this Lease shall terminate without further liability or obligation on the part of either party except that Tenant shall pay to Landlord the cost


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               theretofore incurred by Landlord in performing Landlord's Work together with any amount required to be paid pursuant to paragraph (g). above through the effective termination date.

4.3    CONCLUSIVENESS OF LANDLORD'S PERFORMANCE; WARRANTIES

       Except to the extent to which Tenant shall have given Landlord written notice, not later than the end of the second full calendar month next beginning after the Commencement Date, of respects in which Landlord has not performed Landlord's Work, Tenant shall be deemed to have acknowledged that all Landlord's Work has been completed to Tenant's satisfaction and that Tenant has waived any claim that Landlord has failed to perform any of Landlord's Work. Landlord agrees to correct any defects due to faulty workmanship or materials in Landlord's Work, provided Tenant shall have given written notice of such defects to Landlord prior to the first anniversary of the Commencement Date. From and after the expiration of such twelve (12) month period, Tenant shall be entitled to the benefit of any applicable warranties obtained by Landlord from third parties with respect to Landlord's Work provided that Tenant shall be solely responsible for enforcing such warranties directly against the party providing the same.


                                      ARTICLE V
                                   USE OF PREMISES

5.1    PERMITTED USE

       a. Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses and for no other purpose.

       b. Tenant agrees to conform to the following provisions during the Term of this Lease:

               i. Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

               ii. Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has


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                    submitted to Landlord a plan or sketch of the sign to be
                    placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant's name and the location of the Premises in the Building. In addition, if Tenant occupies at least 50% of the Building or is the largest single tenant in the Building after such time as so much of the Building is initially leased to other tenants that it can be determined that Tenant will be the largest single tenant in the Building, Tenant, at Tenant's sole cost and expense, shall have the non-exclusive right to maintain, subject to Landlord's prior approval, a sign on the exterior of the Building provided that (i) no sign shall be permitted unless and until Tenant has submitted to Landlord a plan of the sign to be placed on the Building, (ii) such sign shall consist of no more than 19 letters, each letter to be no more than three (3) feet in height, (iii) Landlord has determined that the same is in compliance with building standards, (iv) Landlord reasonably approves the location of such sign on the Building, and (v) such sign complies with all applicable laws, ordinances and codes.

               iii. Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

               iv. Tenant shall not operate any cooking apparatus (except for coffee making equipment, a microwave oven, a standard size refrigerator and a sink), or locate any vending machines, in the Premises; and


5.2    INSTALLATIONS AND ALTERATIONS BY TENANT

       a. Tenant shall make no alterations, additions or improvements (collectively, "Improvements") in or to the Premises without Landlord's prior written consent provided that subsequent to the completion of the initial Landlord Work, Landlord's consent shall not be required if such Improvements (i) are non-structural and do not exceed in the aggregate a cost of $10,000 or (ii) are of a decorating nature (i.e., carpeting, painting, wallpaper) irrespective of the cost. With respect to Improvements requiring Landlord's consent, Landlord shall not unreasonably withhold, condition or delay its consent for non-structural Improvements to the Premises. All Improvements shall:

               i. Be performed in a good and workmanlike manner and in compliance with all applicable laws;

               ii. Be made only by contractors or mechanics approved by Landlord which consent shall not be unreasonably withheld, conditioned or delayed provided that Tenant agrees not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord;

               iii. Be made at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate; and

               iv.  Become part of the Premises and the property of Landlord.

       b. All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the Property of Tenant and shall be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises and the Building caused by such removal.

       c. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Property based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien. Landlord shall have the option, but not the obligation, of removing, bonding over or paying such lien if Tenant has not done so within fifteen (15) days following Landlord's notice to Tenant of the filing of the same, and any amounts paid by Landlord therefor shall be paid to Landlord within 10 business days after invoice therefor as additional rent hereunder.

       d. Tenant shall not be obligated to remove at the end of the Term of this Lease (i) any Improvement unless Landlord specifies an Improvement for removal at the time Landlord consents to such Improvement or (ii) any improvements built by Landlord as part of the initial fit-up of the Premises which would customarily be considered standard tenant improvement (collectively referred to herein as "Building Standard Office Improvements").

                                      ARTICLE VI
                              ASSIGNMENT AND SUBLETTING

6.1    Prohibition

       a. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, having first received the express written consent of Landlord which, in the case of any subletting (except to another tenant in the Building or other buildings owned by Landlord or its beneficiaries), will not be unreasonably withheld, conditioned or delayed. In all other cases, Landlord's consent may be withheld in its sole discretion. The foregoing restrictions shall not be applicable to (i) an assignment of this Lease or a subletting of the Premises by Tenant to an entity controlling, controlled by or under common control with Tenant or
               (ii) an assignment of this Lease to an entity that succeeds to Tenant's interest in this Lease by reason of merger, acquisition, consolidation or reorganization (collectively such entities are referred to herein as, "Affiliates"), or an assignment of this Lease to an entity acquiring all or substantially all of Tenant's assets, provided that Tenant shall prior to the effective date of such assignment or subletting to an entity described in the foregoing clause (ii) provide to Landlord evidence reasonably satisfactory to Landlord that, as of the date of such assignment or subletting, the assignee shall have a net worth equal to or greater than that of Tenant. It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to an Affiliate, that the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

       b. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect Permitted Uses.

6.2    EXCESS PAYMENTS

       If:

               i. The rent and other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the Basic Rent and Escalation Charges allocable to the space subject to the sublease (in the proportion of the area of such space to the entire Premises) plus actual out-of-pocket expenses incurred by Tenant in connection with Tenant's subleasing of such space, including brokerage commissions to a licensed broker and the cost of preparing such space for occupancy by the subtenant, Tenant shall pay to Landlord, as an additional charge, 75% of such excess, monthly as received by Tenant; or

               ii. Any payment received by Tenant on account of any assignment of this Lease exceeds the actual out-of-pocket expenses incurred by Tenant in connection with such assignment, including brokerage commissions to a licensed broker and the cost of preparing space for the assignee, Tenant shall pay to Landlord, as an additional charge, 75% of such excess when received by Tenant.

6.3    TERMINATION

       Notwithstanding any other provision of this Article VI, if Tenant shall intend to assign this Lease or intend (except with respect to subletting described in the second sentence of Paragraph a. of this Section 6.1) to enter into a sublease which, together with any other subleases then in effect, cover more than 75% of Premises Rentable Area, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty (30) days after receiving notice of such subletting or assignment whereupon this Lease shall terminate thirty (30) days after the giving of such notice by Landlord with the same force and effect as if such date where the date originally established as the expiration date hereof.

                                     ARTICLE VII
                RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;
                         SERVICES TO BE FURNISHED BY LANDLORD

7.1    Landlord Repairs

       a. Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas (including common areas), exterior walls, floor slabs, the Building HVAC system (but not any special tenant HVAC system) and structure of the Building (including plumbing, mechanical and electrical systems), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors (in which case Tenant shall promptly effect such repairs or, at Landlord's option, Landlord may effect such repairs and charge the entire cost thereof to Tenant as additional rent provided, however, that if, after Tenant pays the cost of such repair, Landlord receives from its insurance carrier proceeds with respect to the cost of such repairs, Landlord shall reimburse Tenant for the cost of such repairs up to the amount actually received by Landlord with respect to the same). Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

       b. Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section 7.1 or elsewhere in this Lease, Landlord has undertaken to make unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within thirty (30) days after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs. Upon such failure, Tenant shall have the right, but not the obligation, to make such repair, whereupon Landlord shall forthwith reimburse Tenant for the reasonable costs incurred by Tenant upon receipt of an invoice from Tenant. In no event shall Tenant have a right of offset or abatement of Basic Rent or other amounts due hereunder.

7.2    TENANT'S AGREEMENT

       a. Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the term, in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law.

       b. If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the cost thereof as an additional charge hereunder.

7.3    FLOOR LOAD - HEAVY MACHINERY

       a. Tenant shall not place a load upon any floor in the Premises exceeding 100 lbs. (live load) per square foot of Premises Rentable Area. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent, which consent may include a requirement to provide insurance in such amounts as Landlord may deem reasonable.

       b. If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4    BUILDING SERVICES

       a. Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. (except on Saturdays only from 8:00 a.m. to 1:00 p.m.), furnish heating and cooling as normal seasonal changes and the Massachusetts State Building Code may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding approximately 5.0 watts per square foot of Premises Rentable Area. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. In the event Tenant introduces into the Premises personnel or equipment which exceeds the standards set forth above or in any other way interferes with the Building system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense. Except in the case of emergency or a scheduled closing of the Building, Landlord shall provide to Tenant (subject to reasonable security procedures which may be imposed by Landlord) access to the Building, an elevator and the loading dock twenty-four hours per day.

       b.      Landlord shall also provide:

               i. Hot water for lavatory purposes and cold water (at temperatures supplied by the City of Quincy) for drinking, lavatory, and toilet purposes and hot and cold water for Tenant's lounge and one (1) residential washing machine. If Tenant uses water for any purpose other than as set forth in the preceding sentence, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter changes, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge hereunder. All piping and other equipment and facilities required for use of water outside the Building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

               ii. Cleaning and janitorial services to the Premises, provided the same are kept in order by Tenant, in accordance with the cleaning standards set forth in Schedule CS attached hereto.

               iii. Passenger elevator service from the existing passenger elevator system in common with Landlord and other tenants of the Building.

7.5    ELECTRICITY

       a. Landlord shall supply electricity to the Premises to supply a requirement not to exceed approximately 5.0 watts per square foot of Premises Rentable Area for standard single-phase 120 volt alternating current and Tenant agrees in its use of the Premises not to exceed such requirement and that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. In addition, Landlord shall provide 220 volt service for Tenant's refrigerator to be located in the lounge area of the Premises and one (1) residential clothes dryer as provided in the Tenant's Plans. Landlord shall purchase and install all lamps, tubes, bulbs, starters and ballasts for all original fluorescent tubes within the Premises. All other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Landlord at Tenant's cost and expense. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than standard office equipment including, without limitation, personal computers, printers, photocopiers and fax machines.

       b. Landlord shall install at Tenant's expense, which expense shall be included in the allowance for construction provided by Landlord, a separate meter which shall measure electric consumption (including electricity consumed in connection with the operation of the variable-air-volume (VAV) boxes used to heat and cool the Premises) in the Premises. Tenant shall pay as additional rent all amounts billed by the applicable utility company when due directly to the utility company. If, for any reason, such utility charges are not separately metered at any time during the Term, Tenant shall pay as additional rent all reasonably allocated charges attributable to the furnishing of electricity to the Premises.

       c. In the computation of Operating Costs, only the cost of electricity supplied to those portions of the Building other than those intended to be leased to tenants for their exclusive use and occupancy, or used by the Building for its own offices, i.e., only those areas which are so-called common areas, shall be included.

                                     ARTICLE VIII
                                  REAL ESTATE TAXES

8.1    PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES

       a. For the purposes of this Article, the term "Tax Year" shall mean the twelve (12) month period commencing on the July 1 immediately preceding the Commencement Date and each twelve (12) month period thereafter during the Term of this Lease; and the term "Taxes" shall mean real estate taxes assessed with respect to the Property for any Tax Year. "Taxes" shall exclude (a) federal, state or local income, franchise or estate taxes and (b) interest and penalties assessed by reason of Landlord's failure to pay such real estate taxes when due (provided that Tenant makes payment to Landlord of such real estate taxes when due, otherwise Tenant shall be responsible for that portion of interest and penalties attributable to its late payment). Landlord agrees that if any special taxes or assessment shall be levied against the Building, Landlord shall elect to pay such special tax or assessment over the longest period of time allowed by law.

       b. In the event that for any reason, Taxes shall be greater during any Tax Year than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

               i.   The excess of Taxes over Base Taxes, multiplied by,

               ii. The Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

       c. Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall equal to one-twelfth (1/12) of the amount required to be paid (if any) by Tenant pursuant to Paragraph b. above for the preceding Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of real estate taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of such Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2    ABATEMENT

       If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of interest) multiplied by the Escalation Factor and adjusted for any partial year; provided, that in no event shall Tenant be entitled to receive more than the amount of any payments made by Tenant on account of real estate Tax increases for such Tax Year pursuant to Paragraph b. of Section 8.1 or to receive any payment if Taxes for any Tax Year are less than Base Taxes. Provided that Tenant is not then in default under this Lease beyond applicable grace and cure periods and that Tenant occupies more than 50% of the Building Rentable Area, Tenant shall have the right, at its cost and expense, to seek an abatement of real estate taxes provided that Landlord has elected in writing not to do so within fifteen (15) days after written request therefor by Tenant.

8.3    ALTERNATE TAXES

       a. If some method or type of taxation shall replace the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that Tenant shall pay an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

       b. If a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant. Landlord shall have the same rights and remedies for nonpayment by Tenant of any such amounts as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

                                      ARTICLE IX
                                  OPERATING EXPENSES

9.1    DEFINITIONS

       For the purposes of this Article, the following terms shall have the following respective meanings:

       OPERATING YEAR: Each calendar year in which any part of the Term of this Lease shall fall.

       OPERATING EXPENSES: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property including, without limitation, those items enumerated in Exhibit OC annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than 95% of the Building Rentable Area was occupied by tenants, actual operating expenses incurred shall be reasonably extrapolated by Landlord on an item basis to the estimated operational expenses that would have been incurred if the Building were 95% occupied for such Operating Year, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Operating Year.

9.2    TENANT'S PAYMENT

       a. In the event that Operating Expenses for any Operating Year shall be greater than Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to:

               i. The excess of the Operating Expenses for such Year over and above Base Operating Expenses, multiplied by,

               ii. The Escalation Factor, such amount to be apportioned for any Operating Year in which the Commencement Date falls or the Term of this Lease ends.

       b. Estimated payments by Tenant on account of Operating Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments (if any) on account of Operating Expenses for the preceding Operating Year. Promptly after the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within ten (10) days after being so advised by Landlord.
               Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

       c. Tenant shall have the right, no more often than once in an Operating Year, exercisable within ninety (90) days following the delivery to Tenant of the accounting referred to in Paragraph 9.2(b) and upon reasonable prior notice to Landlord, to inspect Landlord's books and records relating to Operating Expenses and Taxes for the Operating Year covered by such accounting. Tenant acknowledges and agrees that only employees of Tenant, or Tenant's certified public accountant or accounting firm (provided that such accountant or accounting firm is then responsible for Tenant's general corporate accounting), may conduct any such inspection, which inspection shall occur at such place and time (during normal business hours) as Landlord may reasonably designate. Tenant shall pay for all reasonable expenses incurred by Landlord in connection with, and relating directly to, Tenant's inspection of Landlord's books and records, provided that if such audit discloses an overpayment by Tenant of more than five percent (5%), Landlord shall reimburse Tenant for its reasonable third party costs incurred in connection with the audit. In any event, Landlord shall reimburse Tenant the amount of any overpayment.

                                      ARTICLE X
                       INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1   TENANT'S INDEMNITY

       To the maximum extent this Agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, actions or proceedings of whatever nature arising from any act, omission or negligence of Tenant or Tenant's contractors, licensees agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date of this Lease until the end of the Term of this Lease and thereafter, so long as Tenant is in occupancy of any part of the Premises, in or about the Premises, or arising from any accident, injury or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon, and the defense thereof.

10.2   PUBLIC LIABILITY INSURANCE

       Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from Landlord to Tenant from time to time) and Tenant are named as insureds, and under which the insurer agrees to indemnify and hold Landlord, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without twenty (20) days prior notice to Landlord and shall be in at least the amounts of the Public Liability Insurance specified in Section 1.2, and a duplicate original or certificate thereof evidencing broad form contractual liability, independent contractor's hazard and completed operation coverage and waiver of subrogation shall be delivered to Landlord.

10.3   TENANT'S RISK

       To the maximum extent this Agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant's own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4   INJURY CAUSED BY THIRD PARTIES

       To the maximum extent this Agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the Premises adjacent to or connecting with the Premises or any part of the Property or otherwise.

10.5   LANDLORD'S INSURANCE

       Landlord shall take out and maintain throughout the Term of this Lease commercial general liability insurance for the Building and all risk fire and casualty insurance in amounts customarily carried by landlords with respect to similar buildings in the area with such policy limits as Landlord may consider appropriate. Upon request by Tenant, Landlord shall provide a certificate evidencing the foregoing insurance.

10.6   WAIVER OF SUBROGATION

       Any insurance carried by either party with respect to the Property or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

                                      ARTICLE XI
                            LANDLORD'S ACCESS TO PREMISES

11.1   LANDLORD'S RIGHTS

       Upon reasonable prior notice to Tenant (except in the case of emergency where no notice shall be required and Landlord's right of access shall be immediate) Landlord shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right, upon reasonable prior notice to Tenant, to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Property provided that prospective mortgagees and purchasers shall be accompanied by a representative of Tenant (provided that Tenant shall make a representative reasonably available for such purpose).

                                     ARTICLE XII
                              FIRE, EMINENT DOMAIN, ETC.

12.1   ABATEMENT OF RENT

       If the Premises shall be damaged by fire, casualty in the Building, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

12.2   RIGHT OF TERMINATION

       If the Premises or the Property are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within six (6) months from the time that repair work would commence), or, if as a result of any exercise of the right of eminent domain more than thirty percent (30%) of the Building or the Property is taken or a material portion of the parking is taken or there is a material impact on access to the Property (collectively, a "Taking"), then either party shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving to the other party notice of such party's election so to do within ninety (90) days after the occurrence of such casualty or the effective date of such Taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3   RESTORATION

       If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason (including, without limitation, insufficiency or unavailability of insurance proceeds), such restoration shall not be substantially completed within six (6) months from the time that repair work would commence in the case of damage by fire or casualty or from the effective date of the Taking, as applicable (which six (6) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for reasons of force majeure, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

12.4   AWARD

       Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damage to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                     ARTICLE XIII
                                       DEFAULT

13.1   Tenant's Default

       a. If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

               i. Tenant shall fail to pay the Basic Rent, Escalation Charges or other charges hereunder when due and such failure shall continue for five (5) Business Days after notice to Tenant from Landlord; or

               ii. Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity but in no event shall such period exceed ninety (90) days; or

               iii. Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

               iv. Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

               v. A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

               vi. Or if Tenant dissolves or is dissolved or liquidated or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation;

               vii. Then in any such case:

                    (1) If such Default of Tenant shall occur prior to the Commencement Date, this Lease shall IPSO FACTO, and without further act on the part of Landlord, terminate; and

                    (2) If such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten
                         (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L. c. 186, or otherwise), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

       b. If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

       c. In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

       d. At any time after such termination, whether or not Landlord shall have collected any such current damages, Landlord may demand, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, and Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what remained, over the Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period, such amount to be discounted to its net present value.

               Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damages referred to above.

       e. In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may:

               i. Re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period


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

                    which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same; and

               ii. May make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

       f. If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in Paragraphs a.iv or a.v of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

       g. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

       h. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2   LANDLORD'S DEFAULT

       Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to

       Landlord specifying wherein Landlord has failed to perform any such obligations.

                                     ARTICLE XIV
                            MISCELLANEOUS PROVISIONS AND
                           TENANT'S ADDITIONAL COVENANTS

14.1   EXTRA HAZARDOUS USE

       Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2   WAIVER

       a. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

       b. No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such a check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.


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

14.3   COVENANT OF QUIET ENJOYMENT

       Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and other charges hereunder and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4   LANDLORD'S LIABILITY

       a. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee, member or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and of the individual partners, trustees, stockholders, officers, employees, members or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

       b. With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.

       c. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

14.5   NOTICE TO MORTGAGEE

       After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with the name and address of such holder), and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

14.6   ASSIGNMENT OF RENTS AND TRANSFER OF TITLES

       a. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

       b. In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any event, this Lease shall be subject and subordinate to the lease between such purchaser-lessor and seller-lessee. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

       c. Tenant hereby agrees that, except as provided in paragraph b. of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

       d. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the tenant's performance of this Lease.

       e.      Tenant shall not pay rent more than one month in advance.

14.7   RULES AND REGULATIONS

       Tenant shall abide by rules and regulations set forth on Exhibit D hereto and any other rules and regulations established by Landlord from time to time, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them.

14.8   ADDITIONAL CHARGES

       If Tenant shall fail to pay when due any sums under this Lease designated as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9   INVALIDITY OF PARTICULAR PROVISIONS

       If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to the extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10  PROVISIONS BINDING, ETC.

       Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11  RECORDING

       Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Upon termination of this Lease, Tenant shall execute an instrument in recordable form acknowledging the date of termination.

14.12  NOTICES

       Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and addressed as follows:

       IF INTENDED FOR LANDLORD:

          Address to Landlord at Landlord's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

       IF INTENDED FOR TENANT:

          Address to Tenant at Tenant's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

       All such notices so addressed shall be effective (i) when delivered, if hand delivered, or (ii) one (1) day after deposit with a recognized overnight delivery service or (iii) three (3) days after deposit with the U.S. Postal Service if mailed by registered or certified mail, postage prepaid, return receipt requested.

14.13  WHEN LEASE BECOMES BINDING

       The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14  PARAGRAPH HEADINGS

       The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.15  RIGHTS OF MORTGAGEE

       This Lease shall be subject and subordinate to any mortgage from time to time encumbering the Property, whether executed and delivered prior to or subsequent to the date of this Lease provided that Tenant shall have received a commercially reasonable subordination, non-disturbance and attornment agreement in recordable form executed by the holder of any such mortgage. This section 14.15 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute such instruments in confirmation of the foregoing agreement as such holder may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Landlord warrants and represents to Tenant that at the date of execution of this Lease there is no mortgage encumbering the Property.

14.16  STATUS REPORT

       Landlord and Tenant agree from time to time, upon not less than fifteen
       (15) days prior written request by the other party, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect and that there are no uncured defaults of Landlord or Tenant under this Lease, and if Landlord is the requesting party, that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent, Escalation Charges and other charges hereunder and to perform its other covenants under this Lease and that there are no uncured defaults of the Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Base Rent, Escalation Charges and other charges hereunder have been paid. Any such statement delivered pursuant to this Section 8.8 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises or any prospective assignee of Tenant's interest in the Premises, as the case may be. Failure of a party to respond to such request within such time shall be deemed an acknowledgment by such party that the facts recited in such request are correct.

14.17  SECURITY DEPOSIT

       If, in Section 1.2 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from any default on the part of Tenant. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall have theretofore been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall invest the deposit in a mutual fund which invests only in government securities, with interest accruing to the benefit of Tenant. Interest shall be paid to Tenant on an annual basis. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18  REMEDYING DEFAULTS; LATE PAYMENTS

       If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance is made in the Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. In the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law), as an additional charge. Any payment of Basic Rent, Escalation Charges or other charges payable hereunder not paid within five (5) days of the date when due shall bear interest at a rate equal to 3% over the prime rate in effect from time to time, as published in the Wall Street Journal (but in no event less than 18% per annum or more than the maximum rate allowed by law) from the due date thereof, as an additional charge.

14.19  HOLDING OVER

       Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to 1 1/2 times the Basic Rent plus Escalation Charges and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

14.20  WAIVER OF SUBROGATION

       Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

14.21  SURRENDER OF PREMISES

       Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of Tenant's Removable Property and (i) to the extent specified by Landlord pursuant to Paragraph 5.2, all Improvements made by Tenant and (ii) with respect to improvements made by Tenant not requiring Landlord's consent; and Tenant shall repair any damages to the Premises or the Building caused by such removal. Notwithstanding anything in this Lease to the contrary, Tenant shall have no obligation to remove Building Standard Office Improvements from the Premises. Any of Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22  BROKERAGE

       Tenant warrants and represents that Tenant has dealt with no broker except the Conrad Group and Lynch Murphy Walsh & Partners in connection with the consummation of this Lease and, in the event of any other brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim.

14.23  ENVIRONMENTAL COMPLIANCE

       Tenant shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time.
       If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities, arising out of Tenant's Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "toxic substances," or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 21E, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, "Regulations"). Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant's activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an imminent hazard under any Regulations. Landlord, Landlord's representatives and employees may enter the Premises at any time during the Term to inspect Tenant's compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction. Nothing herein shall prohibit Tenant form using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all applicable laws and subject to all of the other provisions of this SECTION 14.24.

14.24  EXHIBITS

       Exhibits D, CS, LW and FP attached hereto are hereby incorporated by reference as fully as if set forth herein in full.


14.25  GOVERNING LAW

       This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.26  EVIDENCE OF AUTHORITY.

       If Tenant is an entity, Tenant shall, simultaneously with the delivery to Landlord of this Lease, deliver to Landlord a Secretary's Certificate or similar instrument evidencing that the execution of this Lease by Tenant has been properly authorized and that the individual executing this Lease on behalf of Tenant is authorized to do so.

                                      ARTICLE XV
                       RIGHTS OF FIRST OFFER; OPTION TO EXTEND


15.1   RIGHTS OF FIRST OFFER.

       15.1.1 Landlord is in the process of marketing for lease the third floor of the Building which is the subject of this Section 15.1.1 (the "Third Floor Offer Space"). The provisions of this Section shall not apply to the initial leasing of the Third Floor Offer Space after the date hereof or to any rights of extension contained in such initial lease(s), nor shall this Section 15.1.1 apply to any other portion of the Building.

       Provided that there is at least one year remaining in the Term of this Lease and that Tenant is not in default in the performance or observance of any of the terms and provisions of this Lease on the part of Tenant to be performed or observed beyond applicable grace and cure periods, if Landlord intends to market for lease all or any portion of the Third Floor Offer Space and such space is at the time subject to Tenant's rights under this Section, then Landlord will present a term sheet (the "Third Floor Offer") for the leasing of such space to Tenant at fair market rent, as determined by Landlord, and on such other terms and conditions as Landlord may determine. Except as otherwise set forth in the Third Floor Offer, the Third Floor Offer to lease such space shall be on the terms and conditions set forth herein.

       Upon its receipt of the Third Floor Offer, Tenant shall have ten (10) business days to accept or reject the Third Floor Offer. If Tenant accepts the Third Floor Offer within said ten (10) business day period, Landlord and Tenant shall execute an amendment to this Lease which incorporates the Third Floor Offer Space on the terms set forth therein within fifteen (15) days of Tenant's acceptance of said Third Floor Offer. In the event that Tenant does not accept said Third Floor Offer within said ten (10) business day period or Landlord and Tenant do not execute a lease on the terms therein set forth within said fifteen
(15) day period, then Landlord shall have the right to lease to any other party said Third Floor Offer Space on such terms and conditions not materially more favorable than those contained in the Third Floor Offer. As used herein, "materially more favorable" shall include a rental rate less than ninety percent (90%) of that contained in the Third Floor Offer.

       15.1.2 Landlord is also in the process of marketing for lease the second floor of the Building which is the subject of this Section 15.1.2 (the "Second Floor Offer Space"). The provisions of this Section shall not apply to the initial leasing of the Second Floor Offer Space after the date hereof or to any rights of extension contained in such initial lease(s), nor shall this Section
15.1.2 apply to any other portion of the Building.

       Provided that Tenant has not previously rejected a Third Floor Offer from Landlord (or, if Tenant had rejected a prior Third Floor Offer, Tenant has since leased from Landlord space located on the third floor of the Building pursuant to a subsequent Third Floor Offer), that there is at least one year remaining in the Term of this Lease and that Tenant is not in default in the performance or observance of any of the terms and provisions of this Lease on the part of Tenant to be performed or observed beyond applicable grace and cure periods, if Landlord intends to market for lease all or any portion of the Second Floor Offer Space and such space is at the time subject to Tenant's rights under this Section, then Landlord will present a term sheet (the "Second Floor Offer") for the leasing of such space to Tenant at fair market rent, as determined by Landlord, and on such other terms and conditions as Landlord may determine. Except as otherwise set forth in the Second Floor Offer, the Second Floor Offer to lease such space shall be on the terms and conditions set forth herein.

       Upon its receipt of the Second Floor Offer, Tenant shall have ten (10) business days to accept or reject the Second Floor Offer. If Tenant accepts the Second Floor Offer within said ten (10) business day period, Landlord and Tenant shall execute an amendment to this Lease which incorporates the Second Floor Offer Space on the terms set forth therein within fifteen (15) days of Tenant's acceptance of said Second Floor Offer. In the event that Tenant does not accept said Second Floor Offer within said ten (10) business day period or Landlord and Tenant do not execute a lease on the terms therein set forth within said fifteen
(15) day period, then Landlord shall have the right to lease to any other party said Second Floor Offer Space on such terms and conditions not materially more favorable than those contained in the Second Floor Offer. As used herein, "materially more favorable" shall include a rental rate less than ninety percent (90%) of that contained in the Second Floor Offer.


15.2   TENANT'S OPTION TO EXTEND THE TERM OF THIS LEASE.

       Provided that at the time of the exercise of this option and at the beginning of the extension period (i) Tenant is not in default under this Lease in the performance or observance of any of the terms and provisions of this Lease on the part of Tenant to be performed or observed beyond applicable grace and cure periods, (ii) this Lease has otherwise not been terminated, and (iii) this Lease has not been assigned nor is any portion of the Premises under sublease (excluding assignments or sublets to Affiliates (as defined in Article
VI), then Tenant shall the options to extend the Term of this Lease for two (2) periods of five (5) years each, commencing at the expiration of the Term of this Lease (the "Extension Option"). If Tenant chooses to exercise such option(s) Tenant shall do so by written notice to Landlord ("Tenant's Extension Notice") given no earlier than eighteen (18) months and no later than twelve (12) months prior to the expiration of the Term of this Lease. Failure of Tenant to exercise such option in a timely manner shall terminate Tenant's right to lease and occupy the Premises beyond the Term, and shall terminate all further rights under the Extension Option set forth in this Section 15.2. The terms and conditions of this Lease during any such extension shall be the same as contained in this Lease except that Landlord shall have no obligation to make, or to provide any allowance for, tenant improvements as may be described in this Lease, and the Base Rent shall be adjusted to be the greater of (i) ninety five percent (95%) of the then Fair Market Rent (defined below), or (ii) the Base Rent charged during the year immediately preceding the extension period, and Tenant shall have no additional options to extend the Term except as described herein.

       No later than fifteen (15) days after the date Landlord receives Tenant's Extension Notice (the "Landlord's Response Date"), Landlord shall propose a fair market rent for the Premises (the "Landlord's Proposed Fair Market Rent") and give written notice thereof to Tenant. "Fair Market Rent" for purposes of this Lease shall mean the rental income that the Premises would most probably command on the open market as indicated by current rentals being paid for comparable space within the Boston metropolitan area (as of the time such rental will become effective), giving due consideration to all matters as are customarily and appropriately considered by landlords and tenants engaged in leasing similar space in the geographic area in which the Building is located as of the time of such determination and the terms of this Lease.

       Tenant shall notify Landlord in writing within fifteen (15) days of Landlord's notice containing Landlord's Proposed Fair Market Rent as to whether Tenant is accepting or rejecting Landlord's Proposed Fair Market Rent ("Tenant's Notice"). If Tenant fails to provide Tenant's Notice to Landlord within such fifteen (15) day period, Tenant shall be deemed to have accepted Landlord's Proposed Fair Market Rent, which shall be the Fair Market Rent for the purposes of the first paragraph of this Section. If Tenant rejects Landlord's Proposed Fair Market Rent (a "Tenant's Objection Notice"), Tenant shall propose a fair market rent for the Premises in such notice (the "Tenant's Proposed Fair Market Rent"). Landlord and Tenant shall attempt to reach agreement with respect to the Fair Market Rent within fifteen (15) days of the date of Tenant's Objection Notice. If Landlord and Tenant fail to agree within such fifteen (15) day period, the Fair Market Rent shall be determined by the appraisal procedure described below.

       Unless Landlord and Tenant have agreed in writing to the Fair Market Rent within fifteen (15) days after Tenant's objection notice, Landlord and Tenant, within fifteen (15) days after Tenant's objection notice, shall jointly appoint a single MAI appraiser with experience in commercial real estate including at least ten (10) years of experience in appraising office space in the metropolitan office rental market in which the Building is located and who is hereinafter referred to as an "appraiser." Within five (5) days after the appointment of such appraiser Landlord and Tenant shall each provide a written summary of their respective determinations of the Landlord's and Tenant's Proposed Fair Market Rent, together with any supporting information which it deems relevant to such determination to the appraiser promptly upon his/her appointment. Within thirty (30) days of the appointment of the appraiser, the appraiser shall notify both Landlord and Tenant of its determination of the Fair Market Rent. If the appraiser's determination of the Fair Market Rent is equal to the Landlord's or Tenant's Proposed Fair Market Rent or within the range between the Landlord's and Tenant's Proposed Fair Market Rent, then the appraiser's determination of the Fair Market Rent will be the Fair Market Rent. If the appraiser's determination of the Fair Market Rent exceeds both the Landlord's and Tenant's Proposed Fair Market Rent, then the higher of either the Landlord's or Tenant's Proposed Fair Market Rent shall be the Fair Market Rent. If the appraiser's determination of the Fair Market Rent is lower than both the Landlord's and Tenant's Proposed Fair Market Rent, then the lower of either the Landlord's or Tenant's Proposed Fair Market Rent shall be the Fair Market Rent. If Landlord and Tenant cannot agree on the identity of the appraiser, then either party on behalf of both may apply to the President of the New England Chapter of the American Institute of Real Estate Appraisers (or its successor), or on its failure or inability to appoint an appraiser within ten (10) days of the application to that person to act, to a court of competent jurisdiction, for the appointment of an appraiser to serve as the appraiser.
The appraiser shall within thirty (30) days of his or her appointment make his or her determination of the Fair Market Rent. The Fair Market Rent of the Premises, determined in accordance with the provisions of this section, shall be binding and conclusive on Tenant and Landlord.

       The cost and expense of the appraiser shall be shared equally by Tenant and Landlord. If, for any reason, the decision of the appraiser pursuant to this Section shall not be determined before the commencement of the extension period, then Tenant shall pay Base Rent in monthly installments at the greater of (i) the rate in effect immediately prior to the commencement of such extension period or (ii) ninety five percent (95%) of the average of the Landlord's Proposed Fair Market Rent and the Tenant's Proposed Fair Market Rent until such decision of the appraiser shall be made, and upon the decision by the appraiser an appropriate adjustment shall be made, retroactive to the first day of such extension.

       In no event shall the date by which Tenant must exercise the Extension Option be extended for purposes of this Section. Time is of the essence with respect to this Extension Option.


                             [Signatures on Next Page]

       IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:                               TENANT:

NATIONAL FIRE PROTECTION                DM MANAGEMENT COMPANY
ASSOCIATION, INC.

By: /s/ James M. Shamron               By: /s/ Olga P. Connelly
   ---------------------------             ---------------------------
Title: Sr. V.P. and General             Title: CFO
       Counsel

                                        By:
                                           ---------------------------
                                        Title:

                                      EXHIBIT CS

                               CLEANING SPECIFICATIONS

A.   PREMISES

     DAILY ON BUSINESS DAYS:

     1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

     2.   Sweep and dust mop all uncarpeted areas using a dust-treated mop.

     3.   Spot vacuum all rugs and carpeted areas.

     4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

     5.   Wash clean all water fountains.

     6. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

     WEEKLY:

     Vacuum all rugs and carpeted areas.

     QUARTERLY:

     Render high dusting not reached in daily cleaning to include:

     1. Dusting all pictures, frames, charts, graphs and similar wall hangings.

     2. Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

     3.   Dusting all pipes and high moldings.

B.   LAVORATORIES

     DAILY ON BUSINESS DAYS:

     1.   Sweep and damp mop floors.

     2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushmeters, pipes and toilet seat hinges.

     3.   Wash both sides of all toilet seats.

     4.   Wash all basin, bowls and urinals.

     5.   Dust and clean all powder room fixtures.

     6.   Empty and clean paper towel and sanitary disposal receptacles.

     7.   Remove waste paper and refuse.

     8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

     9.   A sanitizing solution will be used in all lavatory cleaning.

     MONTHLY:

     1.   Machine scrub lavatory floors.

     2.   Wash all partitions and tile walls in lavatories.

C.   MAIN LOBBY, BUILDING EXTERIOR AND CORRIDORS

     DAILY ON BUSINESS DAY:

     1.   Sweep and wash all floors.

     2.   Wash all rubber mats.

     3.   Clean elevators, wash or vacuum floors, wipe down walls and doors.

     4.   Spot clean any metal work inside lobby.

     5.   Spot clean any metal work surrounding building entrance doors.

     MONTHLY:

     All resilient tile floors in public areas to be treated equivalent to spray buffing.

     QUARTERLY:

     Windows washed inside and outside -- weather permitting.

D.   MISCELLANEOUS SERVICES

     Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant's expense.


Initialed for Identification


LANDLORD: /s/ James M. Shamron               TENANT: /s/ OPC
         --------------------------                 ----------------------------

                                      EXHIBIT OC

                         ITEMS INCLUDED IN OPERATING EXPENSES


     Without limitation, Operating Expenses shall include:

1. All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2. The cost of services, materials and supplies furnished to the Building or tenants thereof or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties and of establishment of reasonable reserves relating to operation and maintenance of the Property.

4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than four percent (4%) of gross annual income of the Property, whether or not actually paid, or where otherwise managed, the amounts accrued for management, together with amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

5. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgages in the Quincy area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6. If, during the Term of this Lease, Landlord shall make a capital expenditure which is not otherwise properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year during the useful life of the capital expenditure the annual charge-off of such capital expenditure. Annual chargeoff shall be determined by dividing the original capital expenditure PLUS an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by tenants.

8. Betterment assessments (including interest charged thereon) provided the same are apportioned equally over the longest period permitted by law.

9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

     Operating Expenses shall exclude the following:

     (a) The cost of capital improvements, repairs or replacements to the Building except for those that (a) reduce operating expenses of the Building, but only to the extent of such cost saving, or (b) are required by law; provided, however, such capital improvements, repairs and replacements shall be amortized over a reasonable period of time in accordance with generally accepted accounting principles;

     (b) Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased, except equipment rented for maintenance and repair of the Building which shall be a permitted Operating Expense;

     (c) The cost of correcting defects as to which Landlord is responsible pursuant to Section 4.3 of this Lease;

     (d)  Depreciation and amortization, except to the extent provided above;

     (e)  Interest, mortgage charges and real estate taxes;

     (f) Any items to the extent such items are reimbursable to Landlord by Tenant (other than through additional rent), by other tenants or occupants of the Building, or by any third parties;

     (g) Salaries of officers, executives and employees of Landlord not connected with the operation of the Building, provided that if any officer, executive or employee of Landlord or a managing agent performs duties with respect to the Building, then a fair and equitable portion of the wages and fringe benefits for such officer, executive or employee as determined by Landlord shall be allocated to the Building and included in Operating Expenses;

     (h) All costs related to the preparation of any portion of the Building for occupancy by a tenant or other occupant;

     (i) Any cost incurred by the negligent acts or omissions of Landlord, its agents and employees;

     (j) Advertising and promotional expenses associated with the marketing of vacant space in the Building;

     (k) Legal fees and expenses incurred by Landlord, except to the extent that such fees and expenses were incurred in connection with contracts and the enforcement thereof, for services which are provided to Tenant and available to all tenants in the Building;

     (l) Costs and expenses incurred by Landlord in connection with the repair of damage to the Building caused by fire or other casualty, insured or required to be insured against hereunder.

     (m) Insurance premiums to the extent any unusual tenant activity causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance, but only to the extent such additional cost can be identified by the insurer;

     (n) The cost of installing any specialty service such as a cafeteria, retail store, newsstand, concession or athletic club;

     (o) The cost of any item for which Landlord is reimbursed through condemnation awards;

     (p) Management fees in excess of the greater of (i) those reasonable and customary for comparable properties in the geographic area in which the Building is located or (ii) four (4) percent of gross annual income from the Property; and

     (q) Costs incurred due to violation by Landlord or any other tenant of the Building of any lease or any laws, rules, regulations or ordinances applicable to the Building.


Initialed for Identification


LANDLORD:  /s/ James M. Shamron              TENANT:  /s/ OPC
         ---------------------------                ----------------------------

                                      EXHIBIT D

                                RULES AND REGULATIONS

The following Rules and Regulations have been formulated for the safety and well being of all Tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every Tenant will enjoy a safe and undisturbed occupancy in the Building in accordance with the lease. Any continuing violation of these Rules and Regulations by a Tenant, after notice from the Landlord, shall be sufficient cause for termination of the lease, at the option of the Landlord.

1. The sidewalks, entrances, loading dock, atrium, elevators, vestibules, stairways, corridors, or other parts of the Building not occupied by any Tenant shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress and to from the Premises. The Landlord shall have the right to control and operate and public portions of the Building and the facilities furnished for common use of the Tenants, in such manner as the Landlord deems best for the benefit of the Tenants generally.

2. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord.

3. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on the Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or penetrate from the Premises.

4. No inflammable, combustible or explosive fluid, chemical or substance shall be kept upon the Premises.

5. No additional locks or bolts of any kind shall be places upon any of the doors, nor shall any changes be made in existing locks or the mechanism thereof to the doors leading to the corridors or main halls. All entrance doors shall be kept closed during business hours except as they may be used for ingress or egress. Each Tenant shall, upon the termination of his tenancy, restore to the Landlord all keys either furnished to, or otherwise procured by such Tenant and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof.

6. No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except in the manner and during the times approved by Lessor. Lessee shall obtain Lessor's determination prior to moving said property into the Building. All moving of furniture, equipment, and other material within the public areas shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same.
     Lessor shall have the sole right to determine if Lessee's property can be safely transported in the elevators.

7. The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or security service. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 PM and 7:00 AM, Monday through Friday, and on Saturdays after 1:00 PM to register. Each Tenant shall be responsible for all persons for whom they authorize entry into or exit out of the Building.

8. The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purposes.

9. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

10. Landlord does not maintain suite finishes which are non standard, such as bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenants' expense.

11. All Tenants and visitors are expected to observe all safety features and traffic laws in the park which include:

     -    A speed limit of 20 m.p.h.

     -    All stop signs are to be obeyed

     -    Automobiles are not be left in the roadway at anytime

     - Automobiles are not to be left in the parking lot overnight or weekends.

     - Automobiles should be parked within marked lanes. Reserved parking and parking for the handicap signs should be respected.

12. Landlord may, upon request by any Tenant, waive the compliance by such Tenant of any of the foregoing Rules and Regulations, provided that:

     (i) No waiver shall be effective unless signed by Landlord or Landlord's authorized agent.

     (ii) Any such waiver shall not relieve such Tenant from the obligation to comply with such Rules or Regulations in the future unless expressly consented to by Landlord, and;

     (iii) No waiver granted to any Tenant shall relieve any other Tenant from the obligation of complying with the foregoing Rules and Regulations unless such other Tenant has received a similar waiver in writing from Landlord.


                                        Initialed for Identification


                                        Landlord: /s/ JMS
                                                 -------------------------------

                                        Tenant: /s/ OPC
                                               ---------------------------------

                      TENANT IMPROVEMENT SPECIFICATIONS
                             4 BATTERYMARCH PARK
                                  QUINCY, MA

                                  EXHIBIT LW

The following provides a description of Tenant Improvement standards and delineates between Base Building work by Landlord and Tenants work.

CEILINGS:               Ceiling will be suspended grid type with recessed
                        2' x 4' (revcaledge) ARMSTRONG, OR EQUAL, "Second
                        Look" lay-in panels. THE FINISHED CEILING WILL BE
                        APPROXIMATELY 9'. THE TENANT WILL BE ALLOWED TO HAVE
                        EXPOSED OR GYP CEILINGS IN SOME AREAS, SUBJECT TO
                        FINAL REVIEW OF PLANS.

ELECTRICAL:             The base building electrical system is designed in
                        accordance with the following anticipated loads:

                        - Lighting power requirements will be calculated on the
                          basis of 1.5 watts per SF of building area.

                        - Tenant convenience outlet power requirements will
                          be calculated on the basis of approximately 5-7 watts per square foot of total building area.

                        - Power requirements for HVAC and other fixed building
                          equipment will be determined by the actual equipment installed.

ELECTRICAL:             Distribution panels and feeders are provided for the
                        HVAC system, lighting and utility power. Tenant spaces are serviced by sub-panels located in common electrical rooms on each floor. An emergency light and exit sign system is provided to meet code requirements for the common areas and unfinished tenant spaces.

PAINTING:               All wall surfaces shall receive two coats of latex paint
                        with an eggshell finish. THERE WILL BE NO
                        RESTRICTIONS ON INTERIOR COLORS WITHIN THE TENANT'S
                        SPACE. Any doors shall receive two coats of clear polyurethane. All frames shall recieve two coats of semi-gloss enamel to match room color.

HEATING, VENTILATING
AND AIR CONDITIONING:   Heating will be accomplished through the use of a
                        STATE OF THE ART variable air volume system. Air will return through the ceiling. AFTERHOURS HVAC WILL BE
                        AVAILABLE WITH 24-HOUR NOTICE. THE COST, SUBJECT TO
                        THE NUMBER OF ZONES, WILL RUN APPROXIMATELY
                        $35.00-45.00 PER HOUR.

SUN CONTROL BLINDS:     All windows will have 3" perforated vertical blinds
                        similar to Louver-Drape in type and color selected by Landlord. LANDLORD, HOWEVER, IS OPEN TO DISCUSS OTHER
                        OPTIONS WITH TENANT.

PARTITIONS:             TENANT PARTITIONS
                        Partitions within premises will be 2 1/2" metal studs with one layer of 1/2" gypsum board on each side.
                        Partitions will extend from floor to the acoustic tile ceiling. TENANT WILL HAVE THE RIGHT TO EXTEND CERTAIN
                        PARTITIONS TO THE DECK ABOVE FOR SOUNDPROOFING PURPOSES.

                        DEMISING PARTITIONS
                        Construction will be 2 1/2" metal studs with one layer of 1/2" gypsum board on each side, and 2 1/2" sound attenuation blanket between studs. Demising partitions will extend from floor to the underside of structure above, subject to requirements of the building HVAC systems. If Tenant is part of a multi-tenanted floor then one-half of the total quantity of the demising walls between Tenant's space and the adjoining space(s) will be attributed to the Tenant.

DOORS: Doors with single premises will be 3'0" x 8'0" x 1 3/4" solid-core with plain-slice maple veneer. LANDLORD IS OPEN TO DISCUSS AN ALTERNATIVE VENEER. Door frames will be pressed metal. Hardware will BE SCHLAGE, OR EQUAL, AND WILL include 1 1/2 pair of butts, one standard duty brushed-chrome lever passage set and one door stop.

                       BASE BUILDING SHELL SPECIFICATIONS
                              4 BATTERYMARCH PARK
                                  QUINCY, MA

                                  EXHIBIT LW
                                  ----------

WINDOWS: Aluminum frames with thermopane, Low-E, tinted glass is provided throughout.

ROOF: Single-ply, EPDM membrane roofing systems with 2 1/2" insulation providing an R16 is provided. TENANT WILL BE PERMITTED TO ROOF MOUNT SUPPLEMENTAL COOLING
                        UNITS, SUBJECT TO LANDLORD'S REVIEW AND CONSENT. TENANT WILL HAVE THE RIGHT TO INSTALL AN EXTERIOR VENT FOR THE DRYER. THE LOCATION WILL BE SUBJECT TO LANDLORD'S REVIEW AND CONSENT. TENANT WILL ALSO
                        REMAIN LIABLE FOR PROBLEMS ASSOCIATED WITH THE VENT AND FOR MAINTENANCE.

COMMON AREAS:           A two-story atrium lobby which includes three
                        elevators, a monumental stair and bathroom cores.

                        Interior drywall partitions for the lobbies, bathroom cores, electrical and mechanical rooms are constructed using steel studs, 16" on center with 1/2" gypsum wall board to the underside of the deck.

                        The bathroom and utility room doors are 3'-0" x 7'-0" solid core, maple veneer in hollow metal frames with standard lever hardware.

                        Two coats of latex paint is provided on all drywall and door frames. Doors and window sills receive stain and/or clear sealed.

                        A combination of drywall soffits and suspended ceilings is provided in the lobbies and all other common areas. Bathrooms and 2' x 2' suspended ceilings.

                        A combination of tile and carpet is provided in the lobbies. All common hallways have carpet. Ceramic tile is provided in the bathrooms and shower rooms on the floors and walls.

                        All common areas have semi-recessed chrome sprinkler heads located in the suspended or drywall ceilings.

TENANT ENTRANCES:       Entrances from lobbies into the tenant space are
                        3'-6" x 7'-10" solid core maple veneer with tempered glass and 3'-6" tempered-glass sidelights.

PARTITIONS:             The inside of the exterior walls are steel studs 16"
                        on center with bat insulation and 5/8" gypsum wall board to 10 feet above the finished door. Hardwood veneer window wills are provided at all windows.

FLOORING:               Unfinished floors in Tenant spaces will be leveled,
                        IN ACCORDANCE WITH BOMA STANDARDS, to receive a new flooring.

SPRINKLER:              A sprinkler system is provided throughout the
                        building. Tenant spaces have the proper coverage required by code for open, unfinished space, with heads facing up at the underside of the exposed deck.

FIRE ALARM:             An addressable fire alarm system is provided
                        throughout the building in conformance with all State and municipal code requirements.

To clarify the delineation from Base Building to Tenant work, the following criteria apply:

               - All finishes in the core area are included with base
                 building INCLUDING BATHROOMS on ALL FLOORS (except elevator lobbies on upper floors).

               - There is no provision in base building for a common corridor on any floor.

               - Base building includes exterior window blinds (PVC Vertical)

               - Base building includes painted drywall on the interior face of the exterior wall.

               - Base building sprinkler system extends to valves at each floor on the stairwell riser. The main distribution loop is included in Base Building.

               - All distribution piping and sprinkler heads are Tenant work
                 (excluding heads required in the core areas).

EXHIBIT C:      BASE BUILDING OUTLINE SPECIFICATIONS

                - Base building HVAC system includes vertical duct risers. All
                  HVAC work in the tenant shell pace including the main distribution duct (medium pressure) is tenant work.

                - Base building electrical system extend up to and includes conduits and feeder to central/electrical room on each floor, and sized to accommodate tenant electrical design load of 5-7 watts per rentable square foot (lighting and power).

                - Tenant Work Letter, which is NOT included in base building, would normally cover the following:

                - Ceiling high partitions                - Interior doors

                - Acoustical ceilings                    - Carpet

                - 2 x 2 light fixtures                   - Single pole
                                                           switches

                - Wall-mounted duplex outlets            - Wall-mounted
                                                           telephone outlets

                - Sprinkler heads with distribution piping: Supplemental fire department valves if required by tenant layout.

                - Medium Pressure Distribution Duct, VAV Boxes and Controls,
                  Secondary Duct GRD's, HVAC Diffusers and Grills with Distributor Ductwork.

                - Fire alarm stations and Exit signs required by code.

                - Roof top DX units to provide additional cooling capacity in excess of 5.5 watt/SF.


/s/ OPC
-------------

/s/ JMS
-------------

                                       Exhibit FP

                                      Floor Plans



                                        Omitted